EXHIBIT 23.2

CONSENT OF TAX ADVISORS

We hereby consent to the use in this Registration Statement on Form S-4 of The Colonial BancGroup, Inc. of our opinion dated March 30, 2007, regarding certain federal income tax consequences of the merger which is included in Exhibit 8 to such Registration Statement. We also consent to the reference to us under the heading “Federal Income Tax Consequences” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

March 30, 2007